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                                   EXHIBIT 1



     Pursuant to Rule 13D-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree only one statement containing information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Class B Common Stock of Bio-Rad Laboratories, Inc.

Dated:  January 11, 2000

                              /s/ David Schwartz
                              ------------------
January 11, 2000              David Schwartz, individually


                              /s/ Alice N. Schwartz
                              --------------------------------
January 11, 2000              Alice N. Schwartz, individually


                              /s/ Norman D. Schwartz
                              ----------------------
January 11, 2000              Norman D. Schwartz, individually


                              /s/ Steven D. Schwartz
                              ----------------------
January 11, 2000              Steven D. Schwartz, individually


                              BLUE RAVEN PARTNERS L.P.


                              /s/ David Schwartz
                              ------------------
January 11, 2000              David Schwartz
                              General Partner



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